UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2008

CAPMARK FINANCIAL GROUP INC.

(Exact name of registrant as specified in its charter)

Nevada	333-146211	91-1902188
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

411 Borel Avenue, Suite 320
San Mateo, California	94402
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 572-6600

Not applicable.
(Former names or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On April 4, 2008, certain subsidiaries of Capmark Financial Group Inc. (the “Company”) completed the sale of significant interests in five large loans in its European loan portfolio to a third party institutional buyer for a total sale price of approximately $910 million. The net proceeds from the sale were used to repay outstanding debt and for general corporate purposes.

The sale price represents a loss of approximately $95 million from the valuation of the interests sold in these five loans as of December 31, 2007.

As a result of disruptions in the European commercial mortgage-backed securities market beginning in the second half of 2007, the Company curtailed its proprietary European lending activities and began syndicating loans in its European portfolio in direct transactions to institutional buyers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAPMARK FINANCIAL GROUP INC.

Dated: April 9, 2008	By:	/s/ Gregory J. McManus

	Name:	Gregory J. McManus,
	Title:	Executive Vice President, Chief Financial Officer